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                                                                   EXHIBIT 12.12

                                    DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE                               DECEMBER   , 1999
CONVERTIBLE DEBENTURE DUE                   DECEMBER   , 2004
AMOUNT                                      $ 5,000,000.00
NUMBER                                      NOV-1999-101

        FOR VALUE RECEIVED, INTEGRATED COMMUNICATION NETWORKS, INC., a Nevada corporation (the "Company"), hereby promises to pay REBECCA LLC or registered assigns (the "Holder") on December __, 2004, (the "Maturity Date"), the principal amount of Five Million Dollars ($5,000,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. Interest

        The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the time of each conversion at the rate of Four Percent (4%) per annum, payable in arrears at the time of each conversion, in cash or in common stock of the Company, $.01 par value per share (the "Common Stock"), at the Company's option, until the principal amount hereof is paid in full or has been converted. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined pursuant to Section 4(d) hereof. If the Interest is to be paid in cash, the Company shall make such payment within 5 business days of the conversion payment date. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within 10 business days of the conversion date. The Debentures are subject to automatic conversion at the end of sixty
(60) months from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2. The closing shall be deemed to have occurred on the date the "Purchase Price", as defined in the Subscription Agreement entered into between the Company and Holder (the "Subscription Agreement"), less fees and expenses payable by the Company, is wired to the Company (the "Closing Date").

Article 2. Method of Payment

        This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

        Section 3.1.  Conversion Privilege

        (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of Common Stock at any time commencing April 1, 2000 and which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock

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issuable upon the conversion of this Debenture is determined pursuant to Section
3.2 and rounding the result to the nearest whole share.

        (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

        (c) In the event all or any portion of this Debenture remains outstanding on the fifth anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.

        Section 3.2.  Conversion Procedure.

        (a) Debentures. Upon the Company's receipt of a facsimile or original of Holder's duly completed and signed Notice of Conversion (a copy of which is attached hereto as Exhibit A), the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion. The Company's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

        (b) Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures to be converted together with a facsimile or original of the signed Notice of Conversion. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 3 business days thereafter. As long as the Debentures to be converted are received by the Company within 3 business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock, with, unless as otherwise provided in the Subscription Agreement, restrictive legends as set forth in the Subscription Agreement within 5 business days of receipt of the Debentures to be converted.

        (c) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion, Company shall instruct Company's transfer agent to issue Stock Certificates with restrictive legends as set forth in the Subscription Agreement, unless as otherwise provided in the Subscription Agreement, in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

        (d) Conversion Rate. Anytime commencing with April 1, 2000, Holder is entitled to convert this Debenture, plus accrued interest, into Common Stock of the Company at the lesser of (i) 80% of the averaged three lowest closing bid prices, as reported by Bloomberg, LP, for the Company's Common Stock for the twenty (20) trading days immediately preceding the Conversion Date or (ii) $10.00 (each being referred to as the "Conversion Price"). Anytime after the Closing Date, the first trading date, if any, when the closing bid price of the Company's Common Stock is equal to or less than $6.00 as reported by Bloomberg, shall be referred to as the "Soft Floor Date," and the Holder agrees that it shall not convert any Debentures for the nine (9) trading days following, but not including, the "Soft Floor Date, even if the closing bid price is above $6.00 during that time. The Holder may again convert Debentures on the tenth
(10th) trading day following, but not including, the Soft Floor Date, and no further restrictions will be imposed on conversions in the event the closing bid price is equal to or below $6.00 anytime after the tenth (10th) trading day following the Soft Floor Date, except as required by subsection 3.2(k) hereof. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

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            Mandatory Conversion Date. The Debentures are subject to mandatory conversion sixty (60) months after issuance, at which time all Debentures outstanding will be automatically converted, upon the terms set forth in this section.

        (e) Nothing contained in this Subscription Agreement shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

        (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder new Debentures representing the unconverted amount, if so requested by Holder.

        (g) In the event the Common Stock is not delivered (with legends if before the effective date of the registration statement covering this Debenture and without legends if after the effective date of the registration statement covering this Debenture) per the written instructions of the Holder, within eight (8) business days after, but not including, the Conversion Date and delivery of the Debentures to be converted (unless such delay is caused by operation of law) then in such event the Company shall pay to Holder one-half percent (0.5%), in cash, of the dollar value of the Debentures being converted per each business day following the eighth (8th) business day after the Conversion Date and delivery of the Debentures to be converted that the Common Stock is not delivered up to and including the eighteenth (18th) business day following the Conversion Date and delivery of the Debentures to be converted that the Common Stock is not delivered. In the event the Common Stock is not delivered per the written instructions of the Holder, within eighteen (18) business days after, but not including, the Conversion Date and delivery of the Debentures to be converted (unless such delay is caused by operation of law) then in such event the Company shall pay to Holder one percent (1%), in cash, of the dollar value of the Debentures being converted per each business day following the eighteenth (18th) business day after the Conversion Date and delivery of the Debentures to be converted that the Common Stock is not delivered. Notwithstanding the foregoing, the Company shall not be required to pay liquidated damages in excess of $100,000 per month pursuant to the terms of this section. In the event the Holder converts a portion of the Debentures after the effective date of the registration statement covering this Offering and the Company is unable to deliver unrestricted, freely tradable common stock to the Holder within twenty (20) calendar days following the Conversion Date, such inability on the Company's part shall be considered an event of default. Holder shall then be entitled to send written notice to the Company of the default and the Holder, at its sole option may demand full repayment of the prorata Purchase Price of the Debentures not yet converted, including accrued interest and liquidated damages through the date that written notice is given to the Company (the "Acceleration Amount"). If the Company does not wire the Acceleration Amount to the Holder within five (5) business days of receiving the default notice from Holder the Acceleration Amount shall accrue interest at twenty-four percent (24%) per annum. The Company acknowledges that the failure to honor a Notice of Conversion shall cause financial hardship to the Holder.

        If, by the eighth (8th) business day after the Conversion Date and delivery of the Debentures to be converted (the "Delivery Date"), unless such delay is caused by operation of law, due to the Company's direct or indirect actions or its failure to act, the transfer agent fails for any reason to deliver the Common Stock (with legends if before the effective date of the registration statement covering this Debenture and without legends if after the effective date of the registration statement covering this Debenture) upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is

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the amount equal to the excess, if any, of (x) the Holder's total purchase price
(including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

        In lieu of delivering physical certificates representing the securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion to the Holder by crediting the account of Holder's broker with DTC through its Deposit Withdrawal Agent Commission system.

        The Company acknowledges that its failure to deliver the Common Stock within eight (8) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

        To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

        (h) The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within five (5) business days of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

        The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows:
(i) in the event Holder elects within ten (10) days of the Authorization Notice in writing to take such payment in cash, cash payments shall be made to such Holder by the fifth day of the following calendar month, or (ii) if the Holder does not so elect to receive such Conversion

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Default Payment in cash, such payment shall be made in Common Stock at the then current Conversion Price within 30 days following the date of the Authorization Notice.

        The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

        (i) Redemption. The Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures not then converted as follows: In the event the Company exercises such right of redemption anytime following the Closing Date, it shall pay the Holder, in U.S. currency One Hundred Twenty percent (120%) of the face amount of the Debentures to be redeemed (the "Redemption Amount"), plus accrued interest. The date by which the Debentures must be delivered to the escrow agent shall not be later than ten (10) business days following the date the Company notifies the Holder by facsimile of the redemption. The Company shall give the Holder at least ten
(10) business day's notice of its intent to redeem and wire the funds necessary to redeem the Debentures to the escrow agent on or before the expiration of said ten (10) business days during which time the Purchaser may continue to convert. Furthermore, in the event such Redemption Amount is not timely paid, any rights of the Company to such redemption shall terminate, and the Company shall not be entitled to make any partial or full redemption of the unconverted Debentures thereafter.

        (j) The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures and the shares of Common Stock issuable in payment of interest on the Debentures, including any amendment of or supplements thereto.

        (k) Limits on Amount of Conversion and Ownership. In no event shall the Holder be entitled to convert any of the Debentures to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Holder further agrees that if the Holder transfers or assigns any of the Debentures such transfer or assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement.

        (l) Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of the Debentures or the Common Stock issuable upon exercise hereof or (ii) as a result of the issuance of the Common Stock to any person other than the Holder, and the Company shall not be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

        Section 3.3. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement, to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the

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conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        Section 3.4. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

        Section 3.5. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3. Article 4. Mergers

        The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption. Article
5. Reports

        The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders. Article 6. Defaults and Remedies

        Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five (5) business days thereafter, (c) any of the Company's representations or warranties contained in the Subscription Agreement or this Debenture were false when made or the Company fails to comply with any of its other agreements in the Subscription Agreement or this Debenture and such failure continues for the period and after the notice specified below, (d) the Company shall have its Common Stock suspended or delisted from any exchange or the over-the-counter market from trading for in excess of five (5) consecutive trading days, or (e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (e) the Company's Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company

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does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

        Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately. Article 7. Registered Debentures

        Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures".

        Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

        Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

        Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8. Dilution.

        The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Debenture and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue additional shares of Common Stock is binding upon

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the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

Article 9. Notices

        Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

Article 10. Time

        Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in California are not required or allowed to be closed.

Article 11. Waivers

        The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock. Article 12. Rules of Construction

        In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 13. Governing Law

        The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of California applicable to agreements that are negotiated, executed, delivered and performed solely in the State of California.

Article 14. Litigation

        (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the federal courts of the State of California. The Company hereby expressly and irrevocably submits to the jurisdiction of the federal courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the

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extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

        (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

        (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Debenture or the performance hereof must be brought in the federal courts located in the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.


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

        IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                    INTEGRATED COMMUNICATION NETWORKS, INC.

                                    By ________________________________________
                                         David J. Chadwick
                                         its Chairman and CEO duly authorized


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                                    Exhibit A

                              NOTICE OF CONVERSION

        (To be Executed by the Registered Holder in order to Convert the Debentures.)

        The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of INTEGRATED COMMUNICATION NETWORKS, INC. (the "Company") according to the conditions set forth in the Subscription Agreement dated
_________________,1999.

Date of Conversion __________________________________________

Applicable Conversion Price _________________________________

Number of Shares Issuable upon this conversion ______________

Signature ___________________________________________________
                      [Name]

Address _____________________________________________________

_____________________________________________________________

Phone ______________________   Fax __________________________

                             Assignment of Debenture

The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________________
               (name, address and SSN or EIN of assignee)


                                                   Dollars ($           )
________________________________________________________________________________
(principal amount of Debenture, $5,000 or integral multiples of $5,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.

Date: ______________  Signed: __________________________________________________
                              (Signature must conform in all respects to name of
                                      Holder shown of face of Debenture)

Signature Guaranteed:

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